As filed with the Securities and Exchange Commission on May 20, 2019
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________
USA Truck, Inc.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware (State or other jurisdiction of incorporation or organization)	71-0556971 (IRS Employer Identification No.)
3200 Industrial Park Road Van Buren, Arkansas (Address of Principal Executive Offices)	72956 (Zip Code)
_____________________________________

USA Truck, Inc. 2014 Omnibus Incentive Plan
(Full title of the plan)
_____________________________________

James D. Reed
President and Chief Executive Officer
USA Truck, Inc.
3200 Industrial Park Road
Van Buren, Arkansas 72956
(479) 471-2500
(Name, address and telephone number (including area code) of agent for service)
_____________________________________

With a copy to:
Jeffrey E. Beck
Snell & Wilmer L.L.P.
One Arizona Center
400 East Van Buren Street
Phoenix, Arizona 85004-2202
(602) 382-6000
_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	■	Non Accelerated Filer	☐	Smaller Reporting Company	☐	Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	500,000	$13.68	$6,840,000	$829.01

(1)
In addition to the shares of common stock set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminate number of additional shares of common stock as may become issuable pursuant to the anti-dilution adjustment provisions of the USA Truck, Inc. 2014 Omnibus Incentive Plan, as amended.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the registrant’s shares of common stock, as reported on the NASDAQ Global Select Market on May 17, 2019.

EXPLANATORY NOTE

This registration statement is being filed solely for the registration of 500,000 additional shares of common stock, $0.01 par value per share, of USA Truck, Inc., a Delaware corporation (the “Company”), for issuance pursuant to the USA Truck, Inc. 2014 Omnibus Incentive Plan (as amended, the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s prior registration statements relating to the Plan (Nos. 333-196695 and 333-218573) are hereby incorporated by reference in this registration statement.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description	Page or Method of Filing
5.1	Opinion of Snell & Wilmer L.L.P.	Filed herewith
23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Snell & Wilmer L.L.P.	Included as part of Exhibit 5.1
24.1	Power of Attorney	Included on the signature page hereto
99.1	USA Truck, Inc. 2014 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 25, 2014
99.2	First Amendment to the USA Truck, Inc. 2014 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 7, 2017
99.3	Second Amendment to the USA Truck, Inc. 2014 Omnibus Incentive Plan	Incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Buren, State of Arkansas, on May 20, 2019.
USA Truck, Inc.

By:	/s/ James D. Reed
James D. Reed
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James D. Reed and Jason R. Bates, and each of them, as true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution, to execute in their respective names, individually and in each capacity stated below, this registration statement filed herewith and any and all amendments (including post-effective amendments) to this registration statement as the attorney-in-fact and to file any such amendment to this registration statement, exhibits thereto, and documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and their substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James D. Reed	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2019
James D. Reed
/s/ Jason R. Bates	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 20, 2019
Jason R. Bates
/s/ Zachary B. King	Vice President and Corporate Controller (Principal Accounting Officer)	May 20, 2019
Zachary B. King
/s/ Alexander D. Greene	Chairman of the Board and Director	May 20, 2019
Alexander D. Greene
	Vice Chairman of the Board and Director	May 20, 2019
Robert A. Peiser
/s/ Thomas M. Glaser	Director	May 20, 2019
Thomas M. Glaser
/s/ Robert E. Creager	Director	May 20, 2019
Robert E. Creager
/s/ Gary R. Enzor	Director	May 20, 2019
Gary R. Enzor
/s/ Barbara J. Faulkenberry	Director	May 20, 2019
Barbara J. Faulkenberry
/s/ M. Susan Chambers	Director	May 20, 2019
M. Susan Chambers